Exhibit 8.2

December 22, 2023

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Pioneer Natural Resources Company, a Delaware corporation (the “Company”), in connection with the proposed merger of SPQR, LLC (“Merger Sub”), a newly formed Delaware limited liability company and a direct, wholly owned subsidiary of Exxon Mobil Corporation, a New Jersey corporation (“Parent”), with and into the Company, with the Company surviving (the “Merger”), pursuant to the Agreement and Plan of Merger, by and among the Company, Parent, and Merger Sub, dated as of October 10, 2023 (the “Merger Agreement”). At your request, and in connection with the filing of the Form S-4 (Registration No. 333-275695) on the date of this letter (including the proxy statement/prospectus contained therein, the “Registration Statement”), we are rendering our opinion concerning the qualification of the Merger as a “reorganization” within the meaning of section 368(a) of the Code.1

In rendering our opinion, we have examined the Merger Agreement, the Registration Statement (as amended or supplemented through the date of this letter), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement, (ii) no transaction, covenant, or condition described in the Registration Statement and affecting this opinion will be waived by any party, (iii) the statements concerning the Merger and the parties set forth in the Merger Agreement are true, complete, and correct, (iv) the Registration Statement is true, complete, and correct, (v) the statements and representations made by Company and Parent in their respective officer’s certificates dated as of the date of this letter and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete, and correct as of the date of this letter and will remain true, complete, and correct at all times, (vi) the statements and representations made in the Officer’s Certificates are and will be true, complete, and correct notwithstanding qualifications therein relating to knowledge or materiality, and (vii) Company, Parent, and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above-described assumptions are untrue for any reason, our opinion as expressed below may be adversely affected.

[1]	Unless otherwise indicated, all “section” references are to the Internal Revenue Code of 1986, as amended (the “Code”), as in effect as of the date of this Opinion.

December 22, 2023

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable U.S. federal income tax law, the Merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the Merger contemplated by the Merger Agreement and the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury regulations promulgated under the Code, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions, or representations upon which we have relied, may affect the continuing validity of our opinion as set forth in this letter. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references in the Registration Statement to us. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP
Gibson, Dunn & Crutcher LLP

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